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                               NASH-FINCH COMPANY
                               PROFIT SHARING PLAN
                                  1994 REVISION

                         NINTH DECLARATION OF AMENDMENT

Pursuant to the retained power of amendment contained in Section 11.1 of the instrument entitled, "Nash-Finch Company Profit Sharing Plan - 1994 Revision," the undersigned hereby amends the Nash-Finch Profit Sharing Plan (the "Plan") as described below:

1.         Section 2.1(A)(2) of the Plan is amended to read as follows:

                               (2) the day he or she completes an Hour of
                     Service of the type specified in Section 10.3(A)(1) for the purpose of having Pre-Tax Contributions made on his or her behalf pursuant to Section 3.1; and

2.         Section 2.1(B) of the Plan is amended to read as follows:

                     (B) If an Employee is not a Qualified Employee on the date on which he or she would otherwise be eligible to participate in the Plan for the purpose specified in Subsection (A)(1) or Subsection
           (A)(2), he or she will become eligible to participate in the Plan for that purpose as of the first following date on which he or she completes an Hour of Service of the type specified at Section 10.3(A)(1) as a Qualified Employee. If an Employee is not a Qualified Employee on the date on which he or she would otherwise be eligible to participate in the Plan for the purpose specified in Subsection
           (A)(3), he or she will become eligible to participate for that purpose as of the first day of the calendar quarter that falls on or next follows the date on which he or she becomes a Qualified Employee if he or she remains a Qualified Employee on the date on which he or she would otherwise be eligible to participate.

3.         Section 2.2 of the Plan is amended to read as follows:

           2.2 TERMINATION PRIOR TO ENTRY DATE. If an Employee who terminates employment before the date on which he or she would otherwise be eligible to participate in the Plan for the purpose specified in
           Section 2.1(A)(3) again becomes an Employee after that date:

           (a) if he or she terminated employment before the last day of the first Computation Period during which he or she completes one Year of Service, he or she will be treated as a new Employee and his or her previous service will be disregarded in determining his or her new Computation Period.

           (b) if he or she terminated employment after completing one Year of Service but before completing two Years of Service, he or she will be treated as a new Employee and his or her previous service will be disregarded in determining his or her new Computation Period if his or her service is lost pursuant to Section 10.5, or

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           (c)       if he or she terminated employment after completing two
                     Years of Service but before he or she become eligible to participate for the purpose specified in Section 2.1(A)(3), he or she will be eligible to participate for the purpose specified in Section 2.1(A)(3) as of the first day of the calendar quarter that falls on or next follows the date on which he or she first completes an Hour of Service of the type specified at Section 10.3(A)(1) as a Qualified Employee following his or her termination of employment.

4.         Section 2.5 of the Plan is amended to read as follows:

           2.5 CEASING TO BE A QUALIFIED EMPLOYEE. No contribution will be made by or on behalf of a Participant after the Participant ceases to be a "Qualified Employee," except for any contribution due on account of the portion of the Plan Year preceding the cessation. Such a Participant will, subject to Section 10.5, be eligible to resume active participation in the Plan (a) for the purposes specified in
           Section 2.1(A)(1) and Section 2.1(A)(2) as of the day he or she first completes an Hour of Service of the type specified in Section 10.3(A)(1) after reemployment as a Qualified Employee and (b) for the purpose specified in Section 2.1(A)(3) as of the first day of the calendar quarter that falls on or next follows the day he or she first completes an Hour of Service of the type specified in Section 10.3(A)(1) after reemployment as a Qualified Employee.

5.         Section 12.30 of the Plan is amended  to read as follows:

           12.30     TERMINATION OF EMPLOYMENT.

                     (A) For purposes of determining entitlement to a distribution under the Plan, a Participant will be deemed to have terminated employment only if he or she dies, becomes disabled or has a "separation from service," within the meaning of Code Section 401(k)(2)(B)(i)(I) and Treasury Regulations thereunder. A Participant will be considered to be disabled for this purpose only if:

                               (1) in  the  case  of a  Participant  who is
                     participating in the Company's long-term disability plan, he or she is receiving benefits under the plan; or

                               (2) in the case of any other Participant, he or
                     she is certified as being disabled by the Social Security Administration and is receiving disability benefits under the disability provisions of the Social Security Act.

                     (B) A Participant who, in conjunction with a disposition by an Affiliated Organization of its interest in a subsidiary, within the meaning of Code section 401(k)(10)(A)(iii), continues employment with the subsidiary, will be considered to have terminated employment if the applicable conditions specified in Treasury Regulations under Code section 401(k)(10) are satisfied.

                     (C) A Participant who, in conjunction with a disposition by an Affiliated Organization of substantially all of the assets used by the Affiliated Organization in a trade or business of the Affiliated Organization, within the meaning of Code section 401(k)(10)(A)(ii), transfers employment to the corporation acquiring the assets, will be

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           considered to have terminated employment if the applicable conditions specified in Treasury Regulations under Code section 401(k)(10) are satisfied.

                     (D) A Participant who, in conjunction with a disposition by an Affiliated Organization of (1) its interest in a subsidiary continues employment with the subsidiary or (2) substantially all of the assets used by the Affiliated Organization in a trade or business of the Affiliated Organization transfers employment to the acquiror of such assets, will be considered to have not terminated employment if the applicable conditions specified in Treasury Regulations under Code section 401(k)(10)(A) are not satisfied. If a Participant is considered to have not terminated employment as a result of this subsection, this subsection will continue to apply in the event of any subsequent transfer of employment in conjunction with the disposition of all or any portion of a business operation of the initial acquiror or any subsequent acquirors that would not otherwise entitle the Participant to a distribution under Subsection (B) or
           (C).



The amendments set forth in items 1, 2, 3 and 4 are effective as of January 1, 2001.

The amendment set forth in item 5 is effective as of September 1, 2000 and applies to all Participants, including Participants who terminated employment prior to September 1, 2000. In the case of any disposition of assets by an Affiliated Organization prior to September 1, 2000 which did not satisfy the applicable conditions specified in Treasury Regulations under Code section 401(k)(10), a Participant who transferred employment to the acquiror of the assets and did not have a termination of employment pursuant to the terms of the Plan in effect prior to September 1, 2000 but who is entitled to a distribution pursuant to Section 12.30 of the Plan as in effect on September 1, 2000 will be deemed to have terminated employment on September 1, 2000 for purposes of applying Sections 8.1(A) and 8.1(B).

IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed by its duly authorized officers this 10th day of November, 2000.

                                                      NASH FINCH COMPANY


Attest: /s/ Norman R. Soland                          By: /s/ Ron Marshall
         Secretary                                         President